UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): December 16, 2015

ITT EDUCATIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 North Meridian Street

Carmel, Indiana 46032-1404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2015, ITT Educational Services, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with the U.S. Department of Education (the “ED”). The Agreement provides that the Company will provide funds to the ED for the ED to maintain in an escrow account, in lieu of the letter of credit that the ED required the Company to submit in 2014 due to the ED’s determination that the Company’s institutions were not financially responsible due to the failure to timely submit their annual compliance audits and audited financial statements for the fiscal year ended December 31, 2013. The Company caused a letter of credit payable to the ED (the “ED Letter of Credit”) in the amount of $79,707,879 to be issued on October 31, 2014. Pursuant to the Agreement, ITT will initially provide to the ED funds in the amount of $79,707,879, which amount is subject to further adjustment by the ED based upon changes in the Company’s annual federal student aid funding, and based on the ED’s determination of the percentage of the Company’s annual federal student aid funding that must be maintained. The face amount of the ED Letter of Credit was subject to the same adjustment terms. The Company provided the specified funds to the ED on December 17, 2015.

The Agreement provides that the ED will maintain the funds provided by the Company in an escrow account to be used for certain purposes as described in the Agreement, which are the same reasons that funds could have been drawn under the ED Letter of Credit. As was the case with the term of the ED Letter of Credit, the ED will hold these deposited funds until November 4, 2019, unless the Company is notified on or before then of the requirement and reasons that the Agreement needs to be extended, to the extent provided in the ED’s financial responsibility regulations.

Pursuant to the Agreement, upon receipt and acceptance of the funds from the Company, the ED will surrender the ED Letter of Credit for cancellation, which the ED anticipates will occur within seven business days after its receipt of the funds from the Company. The ED Letter of Credit was issued pursuant to the Credit Agreement dated as of March 21, 2012, as amended, among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent (the “Credit Agreement”), which requires the Company to maintain cash collateral in an amount equal to 109% of the face amount of the ED Letter of Credit. Under the terms of the Credit Agreement, upon cancellation of the ED Letter of Credit, the lenders will be required to release the cash collateral held to secure the ED Letter of Credit. Therefore, following cancellation of the ED Letter of Credit, the Company expects that cash collateral in the amount of $86.9 million will be released and returned to the Company.

Because the ED Letter of Credit will no longer be required under this new arrangement, the amount of the Company’s cash that is held by a third party and restricted in connection with the ED matter will be $79.7 million, subject to adjustment as described above, instead of the $86.9 million required to satisfy the collateral level of 109% of the face amount of the ED Letter of Credit. The Company does not believe that the $7.2 million difference between the amount of the collateral that was held related to the ED Letter of Credit and the amount being held by the ED under the Agreement, constitutes Net Cash Proceeds received in connection with an Extraordinary Receipt, each as defined under the Financing Agreement, dated as of December 4, 2014, by and among the Company, the subsidiary guarantors party thereto, Cerberus Business Finance, LLC and the lenders party thereto (as amended, the “Financing Agreement”). If, however, that amount is ultimately determined to be an Extraordinary Receipt, the Company will be required to prepay the outstanding principal of the term loans outstanding under the Financing Agreement in the amount of $7.2 million. See the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 for additional information regarding the Financing Agreement.

In addition, the fees under the Credit Agreement related to the ED Letter of Credit will no longer be applicable since the ED Letter of Credit will be cancelled, resulting in estimated savings to the Company (based on an assumption that future interest rates will remain the same as those at September 30, 2015) of approximately $18.1 million between January 1, 2016 and November 4, 2019, that it otherwise would have been required to pay for fees under the Credit Agreement if the ED Letter of Credit had remained outstanding at its current face amount through November 4, 2019.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Agreement, dated as of December 16, 2015, by and between ITT Educational Services, Inc. and the U.S. Department of Education

Except for the historical information contained herein, the matters discussed in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the company’s late filings with the SEC, including the 2014 Form 10-K and the first quarter 2015 Form 10-Q; the impact of adverse actions by the U.S. Department of Education related to certain deficiencies, the action by the U.S. Securities and Exchange Commission against the company and the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the U.S. Department of Education by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015

ITT Educational Services, Inc.

By:	/s/ Ryan L. Roney
	Name:	Ryan L. Roney
	Title:	Executive Vice President, Chief Administrative and Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Agreement, dated as of December 16, 2015, by and between ITT Educational Services, Inc. and the U.S. Department of Education